Exhibit 10.2

PZENA INVESTMENT MANAGEMENT, INC

Pzena Investment Management, Inc. Equity Incentive Plan

Form of Restricted Stock Agreement

This RESTRICTED STOCK Agreement (“Agreement”) is made this [___] day of [___], [__] by and between Pzena Investment Management, Inc., a corporation organized under the laws of the State of Delaware (and together with its subsidiaries or affiliates, the "Company"), and [___] (the “Grantee”).

Whereas, the Grantee's service as a director to the Company is considered by the Company to be important for its growth; and

Whereas, the Pzena Investment Management, Inc. Equity Incentive Plan (the “Plan”) provides for the granting of Awards to Grantees in the form of Restricted Stock, as deemed by the Committee to be consistent with the purposes of the Plan; and

Whereas, the Committee wishes to provide a grant of Restricted Class A Common Stock to the Grantee, according to the terms and conditions hereof ;

Now, Therefore, in consideration of the promises and mutual covenants herein set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows.  All capitalized terms used but not defined herein shall have the respective meanings given such terms in the Plan.

1.Grant of Restricted Class A Common Stock.  Pursuant and subject to the Plan, the Company grants to the Grantee Restricted Class A Common Stock as set forth below.

Grantee	[___]
Date of Grant	[___]
Total Amount of Restricted Class A Common Stock	[___]

2.Forfeiture of Restricted Class A Common Stock.

Upon the date of termination of the Grantee’s provision of services to the Company for any reason during the restriction periods, all unvested Restricted Class A Common Stock shall be forfeited by the Grantee, unless and until, the Company, shall determine otherwise in its sole discretion and without requirement of notice or other action. The Company shall become the legal and beneficial owner of the unvested Restricted Class A Common Stock and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name such unvested Restricted Class A Common Stock for no consideration whatsoever.

3.Vesting of Restricted Class A Common Stock.

(a)This Restricted Class A Common Stock vests in four installments as set forth in the table below

Number of Restricted Class A Common Stock in Each Installment	Vesting Schedule of Restricted Class A Common Stock for Each Installment
[____]	[____]
[____]	[____]
[____]	[____]
[____]	[____]

4.Transfer of Restricted Class A Common Stock.  The Grantee may not transfer the Restricted Class A Common Stock, until the vesting date as specified in Section 3 above.

5.Rights as Stockholder. Unless otherwise determined by the Committee, the Company will retain possession of the records representing the unvested Restricted Class A Common Stock.  During the period the Restricted Class A Common Stock remains unvested, the Grantee shall receive any cash dividends with respect to the Restricted Class A Common Stock, may vote the Restricted Class A Common Stock and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company, each subject to any restrictions deemed appropriate by the Committee.  In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event, the shares or other property issued or declared with respect to the non-vested Restricted Class A Common Stock shall be subject to the same terms and conditions relating to vesting as the shares to which they relate.

6.Tax Consequences.  The Company makes no representation or warranty as to the tax treatment to the Grantee with respect to the Grantee’s receipt of or vesting in the Restricted Class A Common Stock or upon the Grantee’s sale or other disposition of the Restricted Class A Common Stock.  The Grantee should rely on the Grantee’s own tax advisors for such advice.  It is understood by the Company and the Grantee that the issuance of or vesting in the Restricted Class A Common Stock hereunder may be deemed compensatory in purpose and in effect and that as a result the Company may be obligated to pay withholding taxes in respect of such Restricted Class A Common Stock at the time the Grantee receives or becomes vested in the Restricted Class A Common Stock.  In the event that at the time such withholding tax obligations arise (i) the Grantee is no providing services to the Company or (ii) the Grantee’s other cash compensation from the Company is not sufficient to meet such withholding tax obligation, the Grantee hereby agrees to provide the Company with an amount sufficient to pay all withholding taxes required to be paid as and when such taxes become payable.  The Grantee agrees that in the event and to the extent any member of the Company determines that it is not obligated to withhold taxes payable by the Grantee with respect to the Restricted Class A Common Stock but a member of the Company is later held liable due to any non-payment of taxes on the part of the Grantee, the Grantee shall indemnify and hold the Company harmless from the amount of any payment made by the Company in respect of such liability.

7.	General Provisions.

(a)This Agreement shall be governed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

(b)This Restricted Class A Common Stock is granted pursuant to the Plan, and this Restricted Class A Common Stock and this Agreement are in all respects governed by the Plan and subject to all the terms and provisions thereof. By signing this Agreement, the Grantee acknowledges having received and read a copy of the Plan.  This Agreement and the applicable terms of the Plan embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof, and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.  Except as set forth in the Plan, this Agreement may only be modified or amended in writing signed by the Company and the Grantee.

(c)The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon such party's heirs, legal representatives, successors and permitted assigns.  The rights and obligations of the Company under this Agreement shall be assignable by the Company to any one or more persons or entities without the consent of the Grantee or any other person.  The rights and obligations of any person other than the Company under this Agreement may only be assigned in accordance with this Agreement and the Plan.

(d)No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder.  Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

(e)If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

(f)The headings in this Agreement are for convenience of identification only, do not constitute a part hereof, and shall not affect the meaning or construction hereof.

(g)The Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(h)All disputes relating to, arising from, or connected in any manner with this Agreement or the Grantee’s provision of services with the Company shall be resolved exclusively through final and binding arbitration under the rules and auspices of JAMS pursuant to its Arbitration Rules & Procedures.  The arbitration shall be held in the Borough of Manhattan, New York, New York and the costs of such arbitration shall be borne by the Company.  The arbitrator shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to him/her.  The arbitrator may grant any relief authorized by law for any properly established claim. The interpretation and enforceability of this Section 7(h) shall be governed and construed in accordance with the United States Federal Arbitration Act, 9 U.S.C. § 1, et seq.  The parties acknowledge that the purpose and effect of this Section 7(h) is solely to elect private mediation and arbitration in lieu of any judicial proceeding either party might otherwise have available in the event of a dispute, controversy or claim between the parties.  Therefore, the parties hereby waive the right to have any such dispute heard by a court or jury, as the case may be, and agrees that the exclusive procedure to redress any and all disputes, controversies and claims will be mediation and arbitration.  Nothing contained in this Section 7(h) shall be construed to limit or otherwise interfere in any respect with the authorities granted the Committee under the Plan, including without limitation, its sole and exclusive discretion to interpret the Plan and all awards granted thereunder (including pursuant to this Agreement).

(i)Nothing contained in this Agreement shall confer upon the Grantee any right with respect to the continuation of his provision of services to the Company, or interfere in any way with the right of the Company, or provision of law or the Company's certificate of formation, as amended from time to time.

(j)This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.  In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

(k)Where the context requires, pronouns and modifiers in the masculine, feminine or neuter gender shall be deemed to refer to or include the other genders.

In Witness Whereof, the parties have duly executed this Agreement as of the month, day and year first set forth above.

PZENA INVESTMENT MANAGEMENT, INC.

By: ____________________________

Name: Richard S. Pzena

Title: Chief Executive Officer

GRANTEE

________________________________

Name: [____]